EXHIBIT 24.1

The following Power of Attorney was filed as part of the signature page to El Capitan Precious Metals, Inc.’s Registration Statement on Amendment No. 2 to Form S-3 on Form SB-2/A filed with the Securities and Exchange Commission on July 12, 2006:

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby constitutes and appoints Charles C. Mottley and Stephen J. Antol as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this registration statement and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 11th day of July, 2006, by the following persons in the capacities indicated.

Name	Title

/s/ Charles C. Mottley	Director, President and Chief Executive Officer
Charles C. Mottley	(Principal Executive Officer)

/s/ Stephen J. Antol	Chief Financial Officer and Treasurer (Principal
Stephen J. Antol	Financial and Accounting Officer)

/s/ James Ricketts	Director and Secretary
James Ricketts

/s/ L. Ronald Perkins	Director and Vice President of Administration,
L. Ronald Perkins	Marketing and Communication

/s/ R. William Wilson	Director
R. William Wilson

/s/ Gordon Ellis	Director
Gordon Ellis